UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017 (May 24, 2017)

ICON ECI Fund Fifteen, L.P.
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-54604	27-3525849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2017, the period during which consents of the limited partners of ICON ECI Fund Fifteen, L.P. ("Fund Fifteen") were solicited expired (the "Consent Solicitation").  As of April 24, 2017, the record date for the determination of limited partners entitled to notice of, and to vote on, the Consent Solicitation, 197,385 limited partnership interests of Fund Fifteen (the "Interests") were issued and outstanding, and 114,428 of those Interests voted on the Consent Solicitation. As of 5:00 P.M., Eastern Time, on May 24, 2017, the vote on the proposal to amend the definition of "operating period" in the Limited Partnership Agreement of Fund Fifteen to provide for the ability of ICON GP 15, LLC, Fund Fifteen's general partner (the "General Partner"), to shorten the operating period of Fund Fifteen in the sole and absolute discretion of the General Partner (the "Partnership Agreement Amendment") was as follows:

	Votes For	Votes Against	Abstentions
Interests	103,992	5,512	4,924

As a result, Fund Fifteen has obtained the requisite consent from its limited partners and has executed the Amended and Restated Limited Partnership Agreement of Fund Fifteen. Details of the Partnership Agreement Amendment and the form of the Amended and Restated Limited Partnership Agreement of Fund Fifteen are set forth in Fund Fifteen's Consent Solicitation Statement, dated April 24, 2017, which was first mailed to Fund Fifteen's limited partners and filed with the Securities and Exchange Commission on April 24, 2017.

In accordance with the Amended and Restated Limited Partnership Agreement, the General Partner will end Fund Fifteen's operating period on May 31, 2017 and will commence Fund Fifteen's liquidation period on June 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON ECI FUND FIFTEEN, L.P.
By: ICON GP 15, LLC, its General Partner

Dated: May 25, 2017	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer